RESIGNATION

Board of Directors
NeoMedia Technologies, Inc.
Two Concourse Parkway
Suite 500
Atlanta, Georgia 30328

Gentlemen:

I, William Hoffman, hereby tender my resignation as the Chairman of the Board of Directors and as Chief Executive Officer of NeoMedia Technologies, Inc. to be effective as of May 22, 2008.

Date: May 29, 2008	By:	/s/ William Hoffman
Name: William Hoffman